FORM OF AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION is dated as of September 10, 2003 ("Agreement"), by and between [ ] ("Selling Corporation") and [ ] ("Acquiring Corporation"), each a Wisconsin corporation, to provide for the reorganization of [ ] ("Selling Fund"), a series of the Selling Corporation, into [ ] ("Acquiring Fund"), a series of the Acquiring Corporation. The Selling Corporation and the Acquiring Corporation are sometimes referred to collectively as the "Corporations" and individually as a "Corporation." The Selling Fund and the Acquiring Fund are sometimes referred to collectively as the "Funds" and individually as a "Fund."

                             PRELIMINARY STATEMENTS

         A. The Selling Fund and the Acquiring Fund are series of the Selling Corporation and the Acquiring Corporation, respectively, which are open-end management investment companies registered under the Investment Company Act of 1940 ("1940 Act").

         B. The Board of Directors ("Board") of each Corporation has determined that the Reorganization (as defined below) is in the best interests of its respective Fund and that the interests of the existing shareholders of such Fund would not be diluted as a result of the Reorganization.

         C. This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"). In consideration of the mutual promises contained in this Agreement, the parties hereto agree to effect the transfer of all of the assets of the Selling Fund solely in exchange for (a) the assumption by the Acquiring Fund of liabilities of the Selling Fund (except those, if any, for which specific reserves have been set aside) and (b) shares of the Acquiring Fund followed by the distribution, as of the Effective Time (as defined in Section 9 of this Agreement), of such shares of the Acquiring Fund to the shareholders of the Selling Fund on the terms and conditions in this Agreement in liquidation of the Selling Fund (the "Reorganization"). The shares of the Acquiring Fund that are given in exchange for the assets of the Selling Fund are referred to as the "Acquiring Fund Shares," and the shares of the Selling Fund that are held by the holders of such shares at the Effective Time are referred to as the "Selling Fund Shares."

                                   AGREEMENTS

         The parties to this Agreement covenant and agree as follows:

         1. PLAN OF  REORGANIZATION.  As of the  Effective  Time (as  defined in
Section 9, below), the Selling Fund will assign, deliver, and otherwise transfer all of its assets and good and marketable title to the assets, free and clear of all liens, encumbrances, and adverse claims except as provided in this Agreement, and assign the liabilities (except those, if any, for which specific reserves have been set aside) as set forth in a statement of assets and liabilities, to be prepared as of the Effective Time (the "Statement of Assets and Liabilities") to the Acquiring Fund. The Acquiring Fund shall acquire all these assets, and shall assume these liabilities of the Selling Fund, in exchange for delivery to the Selling Fund by the Acquiring Fund of a number of its Acquiring Fund Shares (both full and fractional) equivalent in value to the Selling Fund Shares of the Selling Fund outstanding immediately prior to the Effective Time. The assets and liabilities (except those, if any, for which specific reserves have been set aside) of the Selling Fund, as set forth in the Statement of Assets and Liabilities, shall be exclusively assigned to and assumed by the Acquiring Fund. All debts, liabilities, obligations, and duties of the Selling Fund, to the extent that they exist at or after the Effective Time and are stated in the Statement of Assets and Liabilities, shall after the Effective Time, attach to the Acquiring Fund and may be enforced against the Acquiring Fund to the same extent as if the same had been incurred by the Acquiring Fund. If the Selling Fund is unable to make delivery of any of its portfolio securities pursuant to this Section to the Acquiring Fund for the reason that any of such securities purchased by the Selling Fund have not yet been delivered to it by the Selling Fund's broker or brokers, then in lieu of such delivery, the Selling Fund shall deliver to the Acquiring Fund, with respect to these securities, executed copies of an agreement of assignment and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by the Acquiring Fund, including brokers' confirmation slips.

         2. TRANSFER OF ASSETS. The assets of the Selling Fund to be acquired by the Acquiring Fund shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), goodwill, and intangible property, and deferred or prepaid expenses as set forth in the Selling Fund's Statement of Assets and Liabilities, as well as any claims or rights of action or rights to register shares under applicable securities laws, any books or records of the Selling Fund and other property owned by the Selling Fund at the Effective Time.

         3. LIQUIDATION AND DISSOLUTION OF THE SELLING FUND AND OF THE SELLING CORPORATION. As of the Effective Time, the Selling Fund will liquidate and the Acquiring Fund Shares (both full and fractional) received by the Selling Fund will be issued to the shareholders of record of the Selling Fund as of the Effective Time in exchange for Selling Fund Shares and in complete liquidation of the Selling Fund. Each shareholder of the Selling Fund will receive a number of Acquiring Fund Shares equal in value to the Selling Fund Shares held by that shareholder. This liquidation and issuance will be accomplished by either the establishment of an open account on the share records of the Acquiring Fund in the name of the shareholder of record of the Selling Fund, or the transfer of share records of the Selling Fund in the name of the shareholder of record of the Selling Fund to the Acquiring Fund, and representing the respective number of Acquiring Fund Shares due that shareholder. Each Selling Fund shareholder shall also have the right to receive any dividends or other distributions that were declared prior to the Effective Time, but unpaid at that time, with respect to the Selling Fund Shares that are held by such Selling Fund shareholders at the Effective Time. All issued and outstanding shares of the Selling Fund shall then be cancelled on the books of the Selling Fund. The Acquiring Fund shall not be required to issue certificates representing Acquiring Fund shares in connection with the Reorganization. An amendment to the Articles of Incorporation of the Selling Corporation in a form not materially different from that attached in Annex 1 to this Agreement ("Articles Amendment") shall be filed to eliminate the shares constituting the Selling Fund as a class of the Selling Corporation's common stock.

         4. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING FUND. The Acquiring Fund represents and warrants to the Selling Fund as follows:

         (a) SHARES TO BE ISSUED UPON REORGANIZATION. The Acquiring Fund Shares to be issued in connection with the Reorganization (i) have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid, and non-assessable, to the fullest extent permitted by applicable law, and (ii) will be duly registered in conformity with applicable federal and state securities laws, and no shareholder of the Acquiring Fund shall have any option, warrant, or preemptive right of subscription or purchase with respect to the Acquiring Fund's Shares.

         (b) LIABILITIES. There are no liabilities of the Acquiring Fund, whether or not determined or determinable, other than liabilities disclosed or provided for in the Acquiring Fund's statement of assets and liabilities, if any, and liabilities incurred in the ordinary course of business prior to the Effective Time or otherwise previously disclosed to the Selling Fund, none of which has been materially adverse to the business, assets, or results of operations of the Acquiring Fund.

         (c) LITIGATION. Except as previously disclosed to the Selling Fund, there are no claims, actions, suits, or proceedings pending or, to the actual knowledge of the Acquiring Fund, threatened that would materially adversely affect the Acquiring Fund or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated by this Agreement.

         (d) TAXES. As of the Effective Time, all federal and other tax returns and reports of the Acquiring Fund required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment of them, and to the best of the Acquiring Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of these returns.

         (e) FEES AND EXPENSES. As of the Effective Time, there are no brokers or finders entitled to receive any payments in connection with the transactions provided for in this Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF THE SELLING FUND. The Selling Fund represents and warrants to the Acquiring Fund as follows:

         (a) MARKETABLE TITLE TO ASSETS. The Selling Fund will have, at the Effective Time, good and marketable title to, and full right, power and authority to sell, assign, transfer, and deliver the assets to be transferred to the Acquiring Fund. Upon delivery and payment for these assets, the Acquiring Fund will have good and marketable title to the assets without restriction on the transfer of the assets free and clear of all liens, encumbrances, and adverse claims.

         (b) LIABILITIES. There are no liabilities of the Selling Fund, whether or not determined or determinable, other than liabilities disclosed or provided for in the Selling Fund's statement of assets and liabilities, and liabilities incurred in the ordinary course of business prior to the Effective Time or otherwise previously disclosed to the Acquiring Fund, none of which has been materially adverse to the business, assets, or results of operations of the Selling Fund.

         (c) LITIGATION. Except as previously disclosed to the Acquiring Fund, there are no claims, actions, suits, or proceedings pending or, to the knowledge of the Selling Fund, threatened that would materially adversely affect the Selling Fund or its assets or business or that would prevent or hinder in any material respect consummation of the transactions contemplated by this Agreement.

         (d) TAXES. As of the Effective Time, all federal and other tax returns and reports of the Selling Fund required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment of them, and to the best of the Selling Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of those returns.

         (e) FEES AND EXPENSES. As of the Effective Time, there are no brokers or finders entitled to receive any payments in connection with the transactions provided for in this Agreement.

         6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND. The obligations of the Acquiring Fund under this Agreement shall be subject to the following conditions:

         (a) All representations and warranties of the Selling Fund contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

         (b) The Acquiring Corporation shall have received an opinion of counsel to both Funds, regarding the transaction, in form reasonably satisfactory to the Acquiring Corporation and dated as of the Effective Time, to the effect that:

                  (1) the Selling Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Wisconsin;

                  (2) the shares of the Selling Fund issued and outstanding at the Effective Time are duly authorized and validly issued, fully paid, and non-assessable by the Selling Corporation, except to the extent provided in
Section 180.0622(2)(b) of the Wisconsin Statutes, including judicial interpretations thereof and any successor statute;

                  (3) this Agreement has been duly authorized, executed, and delivered by the Selling Corporation and represents a valid and binding contract of the Selling Corporation, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided, however, that no opinion need be expressed with respect to provisions of this Agreement relating to indemnification nor with respect to provisions of this Agreement intended to limit liability for particular matters to the Selling Fund and its assets;

                  (4) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Amended and Restated Articles of Incorporation or Bylaws of the Selling Corporation or any material agreement known to such counsel to which the Selling Corporation is a party or by which it is bound;

                  (5) to the knowledge of such counsel, no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Selling Fund of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act of 1933 (the "1933 Act"), state securities laws, the 1940 Act, as amended, and, the rules and regulations under those statutes; and

                  (6) the Selling Corporation is registered as an investment company under the 1940 Act and such registration with the Securities and Exchange Commission ("SEC") as an investment company under the 1940 Act is in full force and effect.

         Such opinion: (i) shall state that while such counsel has not verified, and is not passing upon and does not assume responsibility for, the accuracy, completeness, or fairness of any portion of the Form N-14 Registration Statement relating to the Reorganization or any amendment thereof or supplement thereto, it has generally reviewed and discussed certain information included therein with respect to the Selling Fund and the Selling Corporation with certain officers of the Selling Corporation and that in the course of such review and discussion no facts came to the attention of such counsel that caused it to believe that, on the respective effective or clearance dates of the Form N-14 Registration Statement, and any amendment thereof or supplement thereto and only insofar as they relate to information with respect to the Selling Corporation and the Selling Fund, the Form N-14 Registration Statement or any amendment thereof or supplement thereto contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) shall state that such counsel does not express any opinion or belief as to the financial statements, other financial data, statistical data, or any information relating to the Selling Corporation or the Selling Fund contained or incorporated by reference in the Form N-14 Registration Statement; and (iii) shall state that such opinion is solely for the benefit of the Acquiring Corporation and its Board and officers.

         In giving such opinion, counsel may rely upon officers' certificates and certificates of public officials.

         7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING FUND. The obligations of the Selling Fund under this Agreement shall be subject to the following conditions:

         (a) all representations and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

         (b) the Selling Corporation shall have received an opinion of counsel to both Funds, regarding the transaction, in form reasonably satisfactory to the Selling Corporation, and dated as of the Effective Time, to the effect that:

                  (1) the Acquiring Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Wisconsin;

                  (2) the shares of the Acquiring Fund issued and outstanding at the Effective Time are duly authorized and validly issued, fully paid, and non-assessable by the Acquiring Corporation except to the extent provided in
Section 180.0622(2)(b) of the Wisconsin Statutes, including any judicial interpretations thereof and any successor statute, and the Acquiring Fund Shares to be delivered to the Selling Fund, as provided for by this Agreement, are duly authorized and upon delivery pursuant to the terms of this Agreement, will be validly issued, fully paid, and non-assessable by the Acquiring Corporation except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, including any judicial interpretations thereof and any successor statute, and no shareholder of the Acquiring Fund has any option, warrant, or preemptive right to subscription or purchase in respect thereof based on a review of the Acquiring Corporation's Amended and Restated Articles of Incorporation and Bylaws and otherwise to such counsel's knowledge;

                  (3) the Board of the Acquiring Corporation has duly authorized the Acquiring Fund as a class of common stock of the Acquiring Corporation pursuant to the terms of the Amended and Restated Articles of Incorporation of the Acquiring Corporation;

                  (4) this Agreement has been duly authorized, executed, and delivered by the Acquiring Corporation and represents a valid and binding contract of the Acquiring Corporation, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, and other similar laws of general applicability related to or affecting creditors' rights and to general equity principles; provided, however, that no opinion need be expressed with respect to provisions of this Agreement relating to indemnification nor with respect to provisions of this Agreement intended to limit liability for particular matters to the Acquiring Fund and its assets;

                  (5) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Amended and Restated Articles of Incorporation or Bylaws of the Acquiring Corporation or any material agreement known to such counsel to which the Acquiring Corporation is a party or by which it is bound;

                  (6) to the knowledge of such counsel, no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Acquiring Fund of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, state securities laws, the 1940 Act, as amended, and, the rules and regulations under those statutes; and

                  (7) the Acquiring Corporation is registered as an investment company under the 1940 Act and such registration with the SEC as an investment company under the 1940 Act is in full force and effect.

         Such opinion: (i) shall state that while such counsel has not verified, and is not passing upon and does not assume responsibility for, the accuracy, completeness, or fairness of any portion of the Form N-14 Registration Statement relating to the Reorganization or any amendment thereof or supplement thereto, it has generally reviewed and discussed certain information included therein with respect to the Acquiring Fund and the Acquiring Corporation with certain officers of the Acquiring Corporation and that in the course of such review and discussion no facts came to the attention of such counsel which caused it to believe that, on the respective effective or clearance dates of the Form N-14 Registration Statement and any amendment thereof or supplement thereto and only insofar as they relate to information with respect to the Acquiring Corporation and the Acquiring Fund, the Form N-14 Registration Statement or any amendment thereof or supplement thereto contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) shall state that such counsel does not express any opinion or belief as to the financial statements, other financial data, statistical data, or information relating to the Acquiring Corporation or the Acquiring Fund contained or incorporated by reference in the Form N-14 Registration Statement; and (iii) shall state that such opinion is solely for the benefit of the Selling Corporation and its Board and officers.

         In giving such opinion, counsel may rely upon officers' certificates and certificates of public officials.

         8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING FUND AND THE ACQUIRING FUND. The obligations of the Selling Fund and the Acquiring Fund to effectuate this Agreement shall be subject to the satisfaction of each of the following conditions as of the Effective Time:

         (a) Any authority from the SEC as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement shall have been received.

         (b) The Registration Statement on Form N-1A of the Acquiring Fund shall be effective under the 1933 Act, and, to the best knowledge of the Acquiring Fund, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

         (c) The Acquiring Fund has filed all documents and paid all fees required to permit its shares to be offered to the public in all states of the United States, the Commonwealth of Puerto Rico, and the District of Columbia (except where such qualifications are not required) so as to permit the transfer contemplated by this Agreement to be consummated.

         (d) The Selling Fund and Acquiring Fund shall have received on or before the Effective Time an opinion of counsel satisfactory to the Selling Fund and the Acquiring Fund substantially to the effect that the Reorganization, as a tax-free reorganization within the meaning of Section 368(a) of the Code, will have the following U.S. federal income tax consequences for Selling Fund shareholders, the Selling Fund, and the Acquiring Fund:

                  (1) No gain or loss will be recognized by the Selling Fund upon the transfer of its assets in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Selling Fund's liabilities (except those, if any, for which specific reserves have been set aside);

                  (2) No gain or loss will be recognized by the Acquiring Fund on its receipt of the Selling Fund's assets in exchange for Acquiring Fund
Shares and the assumption by the Acquiring Fund of the Selling Fund's liabilities (except those, if any, for which specific reserves have been set aside);

                  (3) The basis of the Selling Fund's assets in the Acquiring Fund's hands will be the same as the basis of those assets in the Selling Fund's hands immediately before the Reorganization;

                  (4) The Acquiring Fund's holding period for the assets transferred to the Acquiring Fund by the Selling Fund will include the holding period of those assets in the Selling Fund's hands immediately before the Reorganization;

                  (5) No gain or loss will be recognized by the Selling Fund on the distribution of Acquiring Fund Shares to the Selling Fund's shareholders in exchange for Selling Fund Shares;

                  (6) No gain or loss will be recognized by the Selling Fund's shareholders as a result of the Selling Fund's distribution of Acquiring Fund Shares to the Selling Fund's shareholders in exchange for the Selling Fund's shareholders' Selling Fund Shares;

                  (7) The basis of the Acquiring Fund Shares received by the Selling Fund's shareholders will be the same as the basis of that Selling Fund's shareholders' Selling Fund Shares surrendered in exchange therefor; and

                  (8) The holding period of the Acquiring Fund Shares received by the Selling Fund's shareholders will include the Selling Fund's shareholders' holding period for the Selling Fund's shareholders' Selling Fund Shares surrendered in exchange for the Acquiring Fund Shares, provided that the Selling Fund Shares were held as capital assets on the date of the Reorganization.

         (e) This Agreement, the Reorganization, and the Articles Amendment contemplated by this Agreement shall have been approved by the shareholders of the Selling Fund in the manner required under the Wisconsin Statutes.

         (f) The Board of the Acquiring Corporation, at a meeting duly called for such purpose, shall have authorized the issuance by the Acquiring Fund of Acquiring Fund Shares as of the Effective Time in exchange for the assets of the Selling Fund pursuant to the terms and provisions of this Agreement.

         (g)  Neither  the  Selling  Fund  nor  the  Acquiring   Fund  (nor  the
Corporations) will take any action or cause any action to be taken that is inconsistent with the treatment of the Reorganization as a reorganization within the meaning of Section 368(a) of the Code or results in the failure of the transaction to qualify as a reorganization with the meaning of Section 368(a) of the Code. At or prior to the Effective Time, the parties will take such action, or cause such action to be taken, as is reasonably necessary to enable counsel to deliver the tax opinion contemplated in this Agreement.

         9. EFFECTIVE TIME OF THE REORGANIZATION. The exchange of the Selling Fund's assets for corresponding Acquiring Fund Shares shall be effective as of the close of market on November 7, 2003, or at such other time and date as fixed by the mutual consent of the parties (the "Effective Time").

         10. TERMINATION. This Agreement and the transactions contemplated by this Agreement may be terminated and abandoned with respect to the Acquiring Fund and/or the Selling Fund, without penalty, by resolution of the Board of the Acquiring Corporation or the Selling Corporation, respectively, or at the discretion of any duly authorized officer of such Corporations, at any time prior to the Effective Time, if circumstances should develop that, in the opinion of such Board or officer, make proceeding with the Agreement inadvisable. In the event of any such termination, there shall be no liability for damages on the part of the Acquiring Fund, the Selling Fund, or the Corporations, or their respective Board or officers.

         11. AMENDMENT AND WAIVER. This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the parties; PROVIDED, THAT no amendment may have the effect of changing the provisions for determining the number or value of Acquiring Fund Shares to be paid to the Selling Fund's shareholders under this Agreement to the detriment of the Selling Fund's shareholders without their further approval. Furthermore, either party may waive any breach by the other party or the failure to satisfy any of the conditions to its obligations (this waiver must be in writing and authorized by any officer of the waiving party with or without the approval of the party's shareholders).

         12. INDEMNIFICATION.

         (a) The Acquiring Fund shall indemnify, defend, and hold harmless the Selling Fund, its directors, officers, employees, and agents against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses incurred in defending third-party claims, actions, suits, or proceedings, arising from any of its representations, warranties, covenants, or agreements set forth in this Agreement.

         (b) The Selling Fund, with respect to any claim asserted prior to the Effective Time, shall indemnify, defend, and hold harmless the Acquiring Fund, its directors, officers, employees, and agents against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses incurred in defending third-party claims, actions, suits, or proceedings, arising from any of its representations, warranties, covenants, or agreements set forth in this Agreement.

         13. FEES AND EXPENSES. The Advisor shall be solely liable for its own expenses incurred in connection with entering into and carrying out the transactions contemplated by this Agreement, whether or not the transactions contemplated hereby are consummated.

         14. HEADINGS, COUNTERPARTS, ASSIGNMENT.

         (a) The article and paragraph headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

         (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         (c) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, but no assignment or transfer of any rights or obligations shall be made by any party without the written consent of the other party. Nothing in this Agreement expressed or implied is intended nor shall be construed to confer upon or give any person, firm, or corporation (other than the parties and their respective successors and assigns) any rights or remedies under or by reason of this Agreement.

         15. ENTIRE AGREEMENT. The Acquiring Fund and Selling Fund agree that neither party has made any representation, warranty, or covenant not set forth in this Agreement and that this Agreement constitutes the entire agreement between the parties. The representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant to this Agreement or in connection with this Agreement shall survive the consummation of the transactions contemplated under this Agreement.

         16. FURTHER ASSURANCES. The Acquiring Fund and Selling Fund shall take such further action as may be necessary or desirable and proper to consummate the transactions contemplated by this Agreement.

         17. BINDING NATURE OF AGREEMENT. As provided in the Corporations' Bylaws, as amended and supplemented to date, this Agreement was executed by the undersigned officers of the respective Corporations, on behalf of the Selling Fund and the Acquiring Fund, as officers and not individually. The obligations of this Agreement are not binding upon the undersigned officers individually, but are binding only upon the assets and property of the respective Corporations. Moreover, no class or series of either Corporation shall be liable for the obligations of any other classes or series of the Corporation, respectively.

         18. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin.

[                                      ]
on behalf of [                                      ]



Name:
Title:


[                                      ]
on behalf of [                                      ]



Name:
Title:

           ANNEX 1 TO THE FORM OF AGREEMENT AND PLAN OF REORGANIZATION

    TO BE EFFECTIVE UPON FILING WITH THE DEPARTMENT OF FINANCIAL INSTITUTIONS

                     AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                            STRONG EQUITY FUNDS, INC.

     The undersigned ________________ of Strong Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1003 of the Wisconsin Statutes, the following Amendment was duly adopted by the Board of Directors of the Corporation on August 1, 2003 and (1) subsequently approved by the shareholders of the class designated as the Strong Large Cap Core Fund at a meeting held on October 31, 2003 in order to terminate the class designated as the Strong Large Cap Core Fund in connection with a reorganization effected pursuant to the Agreement and Plan of Reorganization between the Corporation and Strong Conservative Equity Funds, Inc. attached hereto as Exhibit A, and (2) subsequently approved by the shareholders of the class designated as the Strong Advisor Mid Cap Growth Fund at a meeting held on October 31, 2003 in order to terminate the class designated as the Strong Advisor Mid Cap Growth Fund in connection with a reorganization effected pursuant to a Plan of Reorganization attached hereto as Exhibit B.

         1. Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

                  "A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

         CLASS                                                SERIES                   AUTHORIZED NUMBER
                                                                                          OF SHARES

         Strong Advisor Large Company Core Fund               Class A                   Indefinite
                                                              Class B                   Indefinite
                                                              Class C                   Indefinite
                                                              Class K                   Indefinite
         Strong Advisor Small Cap Value Fund                  Class A                   Indefinite
                                                              Class B                   Indefinite
                                                              Class C                   Indefinite
                                                              Class Z                   Indefinite
         Strong Advisor Utilities and Energy Fund             Class A                   Indefinite
                                                              Class B                   Indefinite
                                                              Class C                   Indefinite
         Strong Dow 30 Value Fund                             Investor Class            Indefinite
         Strong Enterprise Fund                               Investor Class            Indefinite
                                                              Advisor Class             Indefinite
                                                              Institutional Class       Indefinite
                                                              Class K                   Indefinite
         Strong Growth Fund                                   Investor Class            Indefinite
                                                              Advisor Class             Indefinite
                                                              Institutional Class       Indefinite
                                                              Class C                   Indefinite
                                                              Class K                   Indefinite
         Strong Growth 20 Fund                                Investor Class            Indefinite
                                                              Advisor Class             Indefinite
         Strong Index 500 Fund                                Investor Class            Indefinite
         Strong Large Company Growth Fund                     Investor Class            Indefinite
                                                              Class K                   Indefinite
         Strong Mid Cap Disciplined Fund                      Investor Class            Indefinite
         Strong Technology 100 Fund                           Investor Class            Indefinite
         Strong U.S. Emerging Growth Fund                     Investor Class            Indefinite
         Strong Value Fund                                    Investor Class            Indefinite"

         2. Article IV is hereby amended by adding new paragraphs, labeled Paragraph K and Paragraph L, and inserting the following language:

                  "K. As of the Effective  Time, as defined in the Agreement and
              Plan of Reorganization for the reorganization of the Strong Large Cap Core Fund into the Strong Growth and Income Fund ("Agreement"), each outstanding share of Common Stock of the Strong Large Cap Core Fund shall be exchanged for Acquiring Fund Shares (as defined in the Agreement) in accordance with the terms of the Agreement. Certificates representing shares of the Strong Large Cap Core Fund shall be surrendered at the time and in the manner set forth in the Agreement. Any such certificates that remain outstanding after the Effective Time shall be deemed to be automatically canceled, and shares represented by such certificates shall be restored to the status of authorized but unissued shares and shall be automatically exchanged as noted above."

              "L. As of the Effective Time, as defined in the Plan of Reorganization for the reorganization of the Strong Advisor Mid Cap Growth Fund into the Strong Growth Fund ("Plan"), each outstanding share of Common Stock of the Strong Advisor Mid Cap Growth Fund shall be exchanged for Acquiring Fund Shares (as defined in the Plan) in accordance with the terms of the Plan. Certificates representing shares of the Strong Advisor Mid Cap Growth Fund shall be surrendered at the time and in the manner set forth in the Plan. Any such certificates that remain outstanding after the Effective Time shall be deemed to be automatically canceled, and shares represented by such certificates shall be restored to the status of authorized but unissued shares and shall be automatically exchanged as noted above."

         Executed in duplicate this        day of                 , 2003.


                                                 STRONG EQUITY FUNDS, INC.



                                                 BY: ___________________________
                                                      [Name]
                                                      [Title]

This instrument was drafted by: